                                            American Century Mutual Funds, Inc.


                                                   AMENDED AND RESTATED
                                                   MANAGEMENT AGREEMENT

         THIS AMENDED AND RESTATED MANAGEMENT AGREEMENT ("Agreement") is made as of the 29th day of July,  2005, by and between AMERICAN CENTURY MUTUAL FUNDS, INC., a Maryland corporation (hereinafter called the "Company"), and AMERICAN
CENTURY INVESTMENT MANAGEMENT, INC., a Delaware corporation (hereinafter called the "Investment Manager").

         WHEREAS,  the parties  hereto have agreed to revise the fee  schedules for Ultra Fund,  Growth Fund,  Select Fund,
Capital Growth Fund,  Fundamental  Equity Fund, Veedot Fund, New  Opportunities  Fund and New Opportunities II Fund, each a series of shares of the Company;

         WHEREAS, the Company has added Investor Class, Institutional Class and R Class of shares for the Capital Growth
Fund and Fundamental Equity Fund, and R Class of shares for the Vista Fund and Select Fund, each a series of shares of the Company; and

         WHEREAS, the parties hereto now desire to amend and restate the Agreement to reflect the revised fee schedules and additional classes of shares.

         NOW,  THEREFORE,  IN CONSIDERATION of the mutual promises and agreements  herein  contained,  the parties agree as follows:

1.       Investment Management Services.  The Investment Manager shall supervise the investments of each class of each series of shares set forth on Schedule A as of the date hereof, and each class of each subsequent series of shares as the Company shall select the Investment Manager to manage.  In such capacity, the Investment Manager shall either directly, or through the utilization of others as contemplated by Section 7 below, maintain a continuous investment program for each series, determine what securities shall be purchased or sold by each series, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.  In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of shares of a particular series as a single portfolio.

2.       Compliance with Laws.  All functions undertaken by the Investment  Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:

         (a)      the Investment Company Act and any rules and regulations promulgated thereunder;

         (b)      any other applicable provisions of law;

         (c)      the Articles of Incorporation of the Company as amended from time to time;

         (d)      the Bylaws of the Company as amended from time to time;

         (e)      the Multiple Class Plan; and

         (f)      the registration statement(s) of the Company, as amended from time to time, filed under the Securities
                  Act of 1933 and the Investment Company Act.

3.       Board Supervision.  All of the functions undertaken by the Investment Manager hereunder shall at all times be subject to the direction of the Board of Directors of the Company, its executive committee, or any committee or officers of the Company acting under the authority of the Board of Directors.

4.       Payment of Expenses.  The Investment Manager will pay all of the expenses of each class of each series of the
         Company's shares set forth on Schedule A that it shall manage other than interest, taxes, brokerage commissions, extraordinary expenses, the fees and expenses of those directors who are not "interested persons" as defined in the Investment Company Act (hereinafter referred to as the "Independent Directors") (including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the Investment Company Act.  The Investment Manager will provide the Company with all physical facilities and personnel required to carry on the business of each class of each series of the
         Company's shares set forth on Schedule A that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel.  The Investment Manager may at its expense employ others to provide all or any part of such facilities and personnel.

5.       Account Fees.  The Company, by resolution of the Board of Directors, including a majority of the Independent
         Directors, may from time to time authorize the imposition of a fee as a direct charge against shareholder accounts of any class of one or more of the series, such fee to be retained by the Company or to be paid to the
         Investment Manager to defray expenses which would otherwise be paid by the Investment Manager in accordance with the provisions of paragraph 4 of this Agreement.  At least sixty days prior written notice of the intent to impose such fee must be given to the shareholders of the affected class and series.

6.       Management Fees.

         (a)      In consideration of the services provided by the Investment Manager, each class of each series of shares of the Company set forth on Schedule A managed by the Investment Manager shall pay to the Investment
                  Manager a management fee that is calculated as described in this Section 6 using the fee schedules set forth on Schedule A.

         (b)      Definitions

                  (1)      An "Investment Team" is the Portfolio Managers that the Investment Manager has designated to manage a given portfolio.

                  (2)      An "Investment Strategy" is the processes and policies implemented by the Investment Manager for pursuing a particular investment objective managed by an Investment Team.

                  (3)      A "Primary Strategy Portfolio" is each series of the Company, as well as any other series of any other registered investment company for which the Investment Manager serves as the investment manager and for which American Century Investment Services, Inc. serves as the distributor.

                  (4)      A "Secondary Strategy Portfolio" of a series of the Company is another account managed by the
                           Investment Manager that is managed by the same Investment Team but is not a Primary Strategy
                           Portfolio.

                  (5)      The "Secondary Strategy Share Ratio" of a series of the Company is calculated by dividing the net assets of the series by the sum of the Primary Strategy Portfolios that share a common
                           Investment Strategy.

                  (6)      The "Secondary Strategy Assets" of a series of the Company is the sum of the net assets of the series' Secondary Strategy Portfolios multiplied by the series' Secondary Strategy Share Ratio.

                  (7)      The "Investment Strategy Assets" of a series of the Company is the sum of the net assets of the series and the series' Secondary Strategy Assets.

                  (8)      The "Per Annum Fee Dollar Amount" is the dollar amount resulting from applying the applicable
                           Fee Schedule for a class of a series of the Company using the Investment Strategy Assets.

                  (9)      The "Per Annum Fee Rate" for a class of a series of the Company is the percentage rate that results from dividing the Per Annum Fee Dollar Amount for the class of a series by the
                           Investment Strategy Assets of the series.

         (c)      Daily Management Fee Calculation. For each calendar day, each class of each series of shares set forth on Schedule A shall accrue a fee calculated by multiplying the Per Annum Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365 (366 in leap years).

         (d)      Monthly Management Fee Payment. On the first business day of each month, each class of each series of shares set forth on Schedule A shall pay the management fee to the Investment Manager for the previous month.  The fee for the previous month shall be the sum of the Daily Management Fee Calculations for
                  each calendar day in the previous month.

         (e)      Additional Series or Classes. In the event that the Board of Directors of the Company shall determine to issue any additional series or classes of shares for which it is proposed that the Investment Manager serve as investment manager, the Company and the Investment Manager may enter into an Addendum to this
                  Agreement setting forth the name of the series and/or class, the Fee Schedule for each and such other terms and conditions as are applicable to the management of such series of shares.

7.       Subcontracts.  In rendering the services to be provided pursuant to this Agreement, the Investment Manager may, from time to time, engage or associate itself with such persons or entities as it determines is necessary or convenient in its sole discretion and may contract with such persons or entities to obtain information, investment advisory and management services, or such other services as the Investment Manager deems appropriate.
         Any fees, compensation or expenses to be paid to any such person or entity shall be paid by the Investment
         Manager, and no obligation to such person or entity shall be incurred on behalf of the Company.  Any arrangement entered into pursuant to this paragraph shall, to the extent required by law, be subject to the approval of the
         Board of Directors of the Company, including a majority of the Independent Directors, and the shareholders of the
         Company.

8.       Continuation of Agreement.  This Agreement shall continue in effect, unless sooner terminated as hereinafter provided, for a period of two years from the execution hereof, and for as long thereafter as its continuance is specifically approved at least annually (a) by the Board of Directors of the Company or by the vote of a majority of the outstanding class of voting securities of each series and (b) by the vote of a majority of the Directors of the Company, who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

9.       Termination.  This Agreement may be terminated by the Investment Manager at any time without penalty upon giving the Company 60 days' written notice, and may be terminated at any time without penalty by the Board of Directors of the Company or by vote of a majority of the outstanding voting securities of each class of each series of shares set forth on Schedule A on 60 days' written notice to the Investment Manager.

10.      Effect of Assignment.  This Agreement shall automatically terminate in the event of assignment by the Investment
         Manager, the term "assignment" for this purpose having the meaning  defined in Section 2(a)(4) of the Investment
         Company Act.

11.      Other Activities.  Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a director, officer or employee of the
         Company), to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, firm, individual or association.

12.      Standard of Care.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to liability to the Company or to any shareholder of the Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

13.      Separate Agreement.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of an investment company as a separate investment company.  Accordingly, the parties hereto hereby acknowledge and agree that, to the extent deemed appropriate and consistent with the
         Investment Company Act, this Agreement shall be deemed to constitute a separate agreement between the Investment
         Manager and each series of shares of the Company managed by the Investment Manager.

14.      Use of the Name "American Century".  The name "American Century" and all rights to the use of the name "American
         Century" are the exclusive property of American Century Proprietary Holdings, Inc. ("ACPH").  ACPH has consented to, and granted a non-exclusive license for, the use by the Company of the name "American Century" in the name of the Company and any series of shares thereof.  Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each series of shares of the Company.  In the event of such revocation, the Company and each series of shares thereof using the name "American Century" shall cease using the name "American Century"
         unless otherwise consented to by ACPH or any successor to its interest in such name.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.



Attest:                                                    American Century Mutual Funds, Inc.



/s/ Ward D. Stauffer                                       /s/ Charles A. Etherington
Ward D. Stauffer                                           Charles A. Etherington
 Secretary                                                 Vice President


Attest:                                                    American Century Investment Management, Inc.



/s/ Ward D. Stauffer                                       /s/ William M. Lyons
Ward D. Stauffer                                           William M. Lyons
Secretary                                                  President

---------------------------------------------------------------------------------------------------------------------------


American Century Mutual Funds, Inc.                                                       Schedule A: Fee Schedules
---------------------------------------------------------------------------------------------------------------------------

                                                                                                           Page A-3
American Century Mutual Funds, Inc.                                                       Schedule A: Fee Schedules
---------------------------------------------------------------------------------------------------------------------------

                                                                                                           Page A-1
                                                        Schedule A

                                                       Fee Schedules
==================== =============== =============================================================================================
                     Investment
                     Strategy
Series               Assets                                             Fee Schedule by Class
==================== =============== ---------------------------------------------------------------------------------------------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                                      Investor   Institu-tionalAdvisor     Service       A           B          C          R
==================== =============== =========== ============ =========== ========== =========== ========== ========== ===========
==================== =============== =========== ============ =========== ========== =========== ========== ========== ===========
Ultra Fund           First $5          1.000%      0.800%       0.750%       n/a        n/a         n/a      1.000%      1.000%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5           0.990%      0.790%       0.740%       n/a        n/a         n/a      0.990%      0.990%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.980%      0.780%       0.730%       n/a        n/a         n/a      0.980%      0.980%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.970%      0.770%       0.720%       n/a        n/a         n/a      0.970%      0.970%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.950%      0.750%       0.700%       n/a        n/a         n/a      0.950%      0.950%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.900%      0.700%       0.650%       n/a        n/a         n/a      0.900%      0.900%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $30          0.800%      0.600%       0.550%       n/a        n/a         n/a      0.800%      0.800%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Growth Fund          First $5          1.000%      0.800%       0.750%       n/a        n/a         n/a      1.000%      1.000%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5           0.990%      0.790%       0.740%       n/a        n/a         n/a      0.990%      0.990%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.980%      0.780%       0.730%       n/a        n/a         n/a      0.980%      0.980%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.970%      0.770%       0.720%       n/a        n/a         n/a      0.970%      0.970%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.950%      0.750%       0.700%       n/a        n/a         n/a      0.950%      0.950%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.900%      0.700%       0.650%       n/a        n/a         n/a      0.900%      0.900%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $30          0.800%      0.600%       0.550%       n/a        n/a         n/a      0.800%      0.800%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Select Fund          First $5          1.000%      0.800%       0.750%       n/a       1.000%     1.000%     1.000%      1.000%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5           0.990%      0.790%       0.740%       n/a       0.990%     0.990%     0.990%      0.990%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.980%      0.780%       0.730%       n/a       0.980%     0.980%     0.980%      0.980%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.970%      0.770%       0.720%       n/a       0.970%     0.970%     0.970%      0.970%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.950%      0.750%       0.700%       n/a       0.950%     0.950%     0.950%      0.950%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.900%      0.700%       0.650%       n/a       0.900%     0.900%     0.900%      0.900%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $30          0.800%      0.600%       0.550%       n/a       0.800%     0.800%     0.800%      0.800%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Capital Growth Fund  First $5          1.000%      0.800%        n/a         n/a       1.000%     1.000%     1.000%      1.000%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5           0.990%      0.790%        n/a         n/a       0.990%     0.990%     0.990%      0.990%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.980%      0.780%        n/a         n/a       0.980%     0.980%     0.980%      0.980%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.970%      0.770%        n/a         n/a       0.970%     0.970%     0.970%      0.970%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.950%      0.750%        n/a         n/a       0.950%     0.950%     0.950%      0.950%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.900%      0.700%        n/a         n/a       0.900%     0.900%     0.900%      0.900%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $30          0.800%      0.600%        n/a         n/a       0.800%     0.800%     0.800%      0.800%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Vista Fund           All Assets        1.000%      0.800%       0.750%       n/a        n/a         n/a      1.000%      1.000%
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Heritage Fund        All Assets        1.000%      0.800%       0.750%       n/a        n/a         n/a      1.000%       n/a
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Giftrust Fund        All Assets        1.000%        n/a         n/a         n/a        n/a         n/a        n/a        n/a
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
New Opportunities    First $250        1.500%        n/a         n/a         n/a        n/a         n/a        n/a        n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
  Fund               Next $250         1.300%        n/a         n/a         n/a        n/a         n/a        n/a        n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $500         1.100%        n/a         n/a         n/a        n/a         n/a        n/a        n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
New Opportunities    First $250        1.500%      1.300%        n/a         n/a       1.500%     1.500%     1.500%       n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
 II Fund             Next $250         1.300%      1.100%        n/a         n/a       1.300%     1.300%     1.300%       n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $500         1.100%      0.900%        n/a         n/a       1.100%     1.100%     1.100%       n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Veedot Fund          First $250        1.500%      1.300%       1.250%       n/a        n/a         n/a        n/a        n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $250         1.300%      1.100%       1.050%       n/a        n/a         n/a        n/a        n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $500         1.100%      0.900%       0.850%       n/a        n/a         n/a        n/a        n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Balanced Fund        First $1          0.900%      0.700%       0.650%       n/a        n/a         n/a        n/a        n/a
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $1billion    0.800%      0.600%       0.550%       n/a        n/a         n/a        n/a        n/a
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Capital Value Fund   First $500        1.100%      0.900%       0.850%       n/a        n/a         n/a        n/a        n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $500         1.000%      0.800%       0.750%       n/a        n/a         n/a        n/a        n/a
                     million
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $1           0.900%      0.700%       0.650%       n/a        n/a         n/a        n/a        n/a
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Fundamental Equity   First $5          1.000%      0.800%        n/a         n/a       1.000%     1.000%     1.000%      1.000%
Fund                 billion
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5           0.990%      0.790%        n/a         n/a       0.990%     0.990%     0.990%      0.990%
                     billion
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.980%      0.780%        n/a         n/a       0.980%     0.980%     0.980%      0.980%
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.970%      0.770%        n/a         n/a       0.970%     0.970%     0.970%      0.970%
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.950%      0.750%        n/a         n/a       0.950%     0.950%     0.950%      0.950%
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Next $5
                     billion           0.900%      0.700%        n/a         n/a       0.900%     0.900%     0.900%      0.900%
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
                     Over $30          0.800%      0.600%        n/a         n/a       0.800%     0.800%     0.800%      0.800%
                     billion
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
-------------------- --------------- ----------- ------------ ----------- ---------- ----------- ---------- ---------- -----------
Focused Growth Fund  All Assets        1.000%        n/a         n/a         n/a        n/a         n/a        n/a        n/a
==================== =============== =========== ============ =========== ========== =========== ========== ========== ===========

---------------------------------------------------------------------------------------------------------------------------
